Exhibit 10.4

 Personal and Confidential

May ___, 2002

___  __________________
______________________
______________________

Dear  __________:

            In consideration of the mutual promises, covenants and obligations contained herein, Gentiva Health Services, Inc. (the "Company"), is pleased to offer you the following terms which become effective upon the closing of the sale of the Company's specialty pharmaceutical services division to Accredo Health, Incorporated, currently scheduled for May    , 2002.

            1.         Should the Company terminate your employment other than for cause (as hereinafter defined), the Company will pay to you, on a bi-weekly basis (or other regular payroll cycle in used by the Company), 12 months of severance (the "Severance Period"), based on your then current base salary.  In addition, your medical/prescriptions/ dental/vision benefits will be continued until the end of the Severance Period or until similar benefits become available to you from a new employer, whichever comes first.  Such benefits continuation shall be on the same basis as if you had continued in the employ of the Company (e.g. including any required associate contributions) during that period adjusted for any plan changes.

            2.         Upon a reduction in your current base salary, as the same may be increased from time to time, which is not part of a general salary reduction for a majority of salaried employees of the Company, you will have the right to resign and receive the severance benefits described above, with your severance payments based on your salary prior to it having been reduced.  This right can only be exercised within the 60 day period immediately following any such reduction in salary.

            Termination "for cause" is defined as your involuntary termination by the Company due to: your having been convicted of a felony; or your having breached Company policy or procedure, the breach of which has had a material adverse effect on the Company.

            3.         All of your benefits accrued under the pension, retirement, savings and deferred compensation plans of the Company shall become vested in full; provided, however, that to the extent such accelerated vesting of benefits cannot be provided under one or more of such plans consistent with applicable Internal Revenue Code provisions, the value of such benefits shall be paid to you in a lump sum within 10 days after termination of your employment outside the applicable plan.

            4.         In consideration of the severance payments and benefits provided for herein, you agree to be bound by the confidentiality and restrictive covenants set forth in Exhibit A attached hereto and made a part hereof.  In addition, you agree that at the time of your termination in order to receive the severance payments and benefits provided for herein, you will enter into the Company's standard form of Release Agreement, attached hereto as Exhibit B.

            5.         Notwithstanding anything herein to the contrary, your employment by the Company is "employment at will."

            6.         This Agreement may only be amended by a written instrument signed by the Company and you.  Except with respect to your Change in Control Agreement with the Company of even date, and any other agreement between the Company and you specifically referenced herein and intended to continue beyond the execution of this Agreement, this Agreement shall constitute the entire agreement between the Company and you with respect to the subject matter hereof.  Further, this Agreement supercedes and replaces any other agreements you may have with the Company or with Olsten Corporation dated prior to the date of this Agreement.  This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflict of laws thereof.  This Agreement shall be binding upon the inure to the benefit of the parties hereto and their respective successors, heirs (in your case) and assigns.

Sincerely, By: ____________________ Ronald A. Malone Chief Executive Officer

Agreed to and Accepted by: ________________________	Date: ________________________